Exhibit 99.1

CONSENT OF PIPER JAFFRAY & CO

We hereby consent to the inclusion of and reference to our opinion dated January 22, 2019, to the Board of Directors of Partnership Community Bancshares, Inc. (“PCB”) as Annex B to the proxy statement/prospectus which forms part of the Registration Statement on Form S-4, as amended by Amendment No. 1 (the “Registration Statement”), relating to the proposed acquisition of PCB by Bank First National Corporation (the “Merger”), and to the references to such opinion in such proxy statement/prospectus under the headings “Summary–Opinion of PCB’s Financial Advisor,” “The Merger–Background of the Merger,” “The Merger–PCB’s Reasons for the Merger,” and “The Merger–Opinion of PCB’s Financial Advisor.” By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

PIPER JAFFRAY & CO.

/s/ Piper Jaffray & Co.

May 2, 2019